EXHIBIT 99.1

TEXTECHNOLOGIES, INC. AND
SUBSIDIARIES
CONSOLIDATED FINANCIAL
STATEMENTS
YEAR ENDED SEPTEMBER 30, 2007

To the Board of Directors
Textechnologies, Inc. and Subsidiaries
Rockville, MD

We have compiled the accompanying consolidated balance sheet of Textechnologies, Inc. and Subsidiaries (a corporation) as of September 30, 2007, and the related consolidated statement of income for the year then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the disclosures and the statement of cash flows required by generally accepted accounting principles. If the omitted disclosures and statement of cash flows were included in the financial statements, they might influence the user's conclusions about the Company's assets, liabilities, equity, revenues, and expenses. Accordingly, these financial statements are not designed for those who are not informed about such matters.

/s/ Heymann, Suissa & Stone, PC
Heymann, Suissa & Stone, PC

November 15, 2007

TEXTECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2007

ASSETS

Current Assets
Cash and cash equivalents	$5,208
Accounts receivable	79,364
Other receivables	29,246
Inventory	150
Prepaid expenses	2,166
Total current assets	116,134

Property and Equipment
Office furniture & fixtures	600
Vehicles	32,931
Total property and equipment, net	33,531

Other Assets
Goodwill	63,212
Patents	68,000
Other assets	5,500,000
Total other assets	5,631,212

Total assets	$5,780,877

See accountants' compilation report.

TEXTECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2007

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$131,842
Notes payable	432,200
Due to related parties	186,421
Accrued expenses	19,158

Total current liabilities	769,621

Noncurrent Liabilities
Notes payable	135,247

Total noncurrent liabilities	135,247

Total liabilities	904,868

Stockholders' Equity
Common stock, par value $.00001, 1,000,000 shares authorized,
28,077,356 shares issued and outstanding	281
Additional paid-in-capital	33,719
Retained earnings	4,842,009

Total stockholders' equity	4,876,009

Total liabilities and stockholders' equity	$5,780,877

See accountants' compilation report.